EXHIBIT 23(b)

[LETTERHEAD OF ARGY, WILTSE & ROBINSON, P.C.]

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Form S-3 of Washington Real Estate Investment Trust (“WRIT”) of our reports dated February 10, 2009 relating to the historical summaries of gross income and direct operating expenses of Kenmore Apartments and 2445 M Street for the year ended December 31, 2007 and to the reference to our firm as experts in the registration statement.

/s/ Argy, Wiltse & Robinson, P.C.

McLean, Virginia

July 17, 2009